EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, thE undersigned hereby certifies that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 of Conex MD, Inc. (the "Company") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2011


/s/ Dr. Jacob Bar-Ilan
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Dr. Jacob  Bar-Ilan,  Secretary,  Treasurer and Director
(Principal Accounting Officer and Principal Financial Officer)